Exhibit 1.1

[•] Common Shares

Nexa Resources S.A.

Common Shares, US$1.00 par value per share

UNDERWRITING AGREEMENT

[•], 2017

BMO Nesbitt Burns Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

as Representatives of the several Underwriters (as defined below)

c/o BMO Nesbitt Burns Inc.

1 First Canadian Place

100 King Street West

Toronto, Ontario M5X 1H3

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Nexa Resources S.A. (formerly VM Holding S.A.), a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) having its registered office at 26-28, Rue Edward Steichen, L - 2540 Luxembourg and registered with the Luxembourg register of trade and companies (Registre de Commerce et des Sociétés) under number B185489 (the “Company”), proposes to issue to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), and Votorantim S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Brazil”) (the “Selling Shareholder”) severally propose to sell to the several Underwriters an aggregate of [•] common shares (the “Firm Shares”), US$1.00 par value per share (the “Common Shares”), of the Company, of which [•] Firm Shares are to be issued by the Company to the Underwriters and [•]

Firm Shares are to be sold by the Selling Shareholder to the Underwriters. The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.” In addition, solely for the purpose of covering over-allotments, the Selling Shareholder proposes to grant to the Underwriters the option to purchase from the Selling Shareholder up to an additional [•] Common Shares (the “Additional Shares”), which may be exercised by the Representatives on behalf of the several Underwriters. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectuses that are referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-220552) under the Act, including a prospectus, for registration under the Act of the offer and sale of the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Rule 430A under the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462 (b) under the Act.

The Company has furnished to you, for use by the Underwriters and their respective affiliates in connection with the offering of the Shares, copies of one or more preliminary U.S. prospectuses relating to the Shares. “U.S. Preliminary Prospectus,” as used herein, means, as of any time, the preliminary prospectus in the form included in the Registration Statement immediately prior to that time.

“U.S. Prospectus,” as used herein, means the prospectus relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act).

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold, and will not offer or sell, without the Company’s written consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means [(x)] the U.S. Preliminary Prospectus dated [•], 2017 (collectively with the pricing information set forth on Schedule B hereto) [and (y) [•]].

The Company has also prepared and filed a preliminary base PREP prospectus dated [•], 2017[, an amended and restated preliminary base PREP prospectus dated [•], 2017] relating to the Shares ([each, a] “Canadian Preliminary Prospectus”) in accordance with National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”) and the rules and procedures set out in National Instrument 44-103 — Post-Receipt Pricing (collectively, the “PREP Procedures”) with the Ontario Securities Commission (the “Reviewing Authority”) and with the securities regulatory authorities (together with the Reviewing Authority, the “Canadian Authorities”) in each of the provinces and territories of Canada (the “Qualifying Jurisdictions”) pursuant to the passport system procedures provided for under Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”).

In addition, the Company (A) has prepared and filed with the Canadian Authorities, a final base PREP prospectus relating to the Shares (the “Final PREP Prospectus”) which omits the PREP Information (as hereinafter defined) in accordance with the PREP Procedures, and (B) will prepare and file, no later than two business days after the execution and delivery of this Agreement, with the Canadian Authorities, in accordance with the PREP Procedures, a supplemented PREP prospectus setting forth the PREP Information (the “Supplemented PREP Prospectus”). The information included in the Supplemented PREP Prospectus that is omitted from the Final PREP Prospectus and that is deemed under the PREP Procedures to be incorporated by reference in the Final PREP Prospectus as of the date of the Supplemented PREP Prospectus is referred to herein as the “PREP Information.”

The Final PREP Prospectus for which a final Passport System decision document has been received from the Reviewing Authority on behalf of itself and the other Canadian Authorities, including the PREP Information incorporated by reference therein, and the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) included or incorporated by reference therein, is herein referred to as the “Canadian Prospectus,” except that, if, after the execution of this Agreement, a Supplemented PREP Prospectus containing the PREP Information is thereafter filed with the Canadian Authorities, the term “Canadian Prospectus” shall also refer to such Supplemented PREP Prospectus. As used herein, “Canadian Securities Laws” means, collectively, all applicable securities laws in each of the Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Authorities, and all discretionary rulings and orders as applicable to the Company, if any, of the Canadian Authorities.

As used in this Agreement, “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectuses and the U.S. Preliminary Prospectuses and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

As used in this Agreement, “business day” shall mean a day on which both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) are open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this

Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

As used in this Agreement, “Applicable Time” shall mean [•], New York City time, on [•] 2017.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. [•]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of Common Shares.

The Company, the Selling Shareholder and the Underwriters agree as follows:

1.                                      Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue [•] Firm Shares, and the Selling Shareholder agrees to sell [•] Firm Shares, in each case severally and not jointly, to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of US$[•] per Share. Each of the Company and the Selling Shareholder is advised by the Underwriters that the Underwriters intend (i) to make a public offering of the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectuses.

In addition, the Selling Shareholder hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Shareholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per Share to be paid by the Underwriters to the Selling Shareholder for the Firm Shares, less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectuses, by written notice to the Selling Shareholder. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor, without the consent of the Company and the Selling Shareholder (not to be unreasonably withheld), earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

The Shares will be offered (i) in the United States through those Underwriters or their U.S. affiliates who are duly registered as a broker-dealer in compliance with applicable requirements of the Act and the Exchange Act and the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (ii) in Canada through those Underwriters or their Canadian affiliates who are registered to offer the Shares for sale in applicable Canadian provinces or territories, and, in each case, by such other registered dealers as may be designated by the Underwriters. The Underwriters or their affiliates may offer the Shares outside of the United States and Canada as permitted by applicable law.

Neither Banco Bradesco BBI S.A. nor Credicorp Capital Sociedad Agente de Bolsa S.A.  is registered with the SEC as a broker-dealer and therefore may not make sales of the Shares in the United States or to U.S. persons.  However, Bradesco Securities Inc., an affiliate of Banco Bradesco BBI S.A., is registered with the SEC as a broker-dealer and may make offers of the Shares inside the United States. To the extent that Credicorp Capital Sociedad Agente de Bolsa S.A. intends to make sales of the Shares, it will only make such sales outside the United States to certain non-U.S. persons.

Banco Bradesco BBI S.A., Credicorp Capital Sociedad Agente de Bolsa S.A., ABN AMRO Securities (USA) LLC and Banco do Brasil Securities LLC (the “Non-Canadian Underwriters”) are not registered to sell securities in any Canadian jurisdiction and, accordingly, will only sell shares outside Canada.

2.                                      Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Shareholder by Federal Funds wire transfer in immediately available funds to the respective accounts specified by each of the Company and the Selling Shareholder against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 8:00 A.M., New York City time, on [•], 2017 (unless another time shall be agreed to by the Representatives and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036, at 8:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 the Registration Statement has become effective under the Act; no stop order of the Commission preventing or suspending the use of any U.S. Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, is in effect, and no proceedings for such purpose have been instituted by, are pending before or, to the Company’s knowledge after reasonable investigation, are threatened by, the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)                                 the Registration Statement complied when it became effective and complies as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each U.S. Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; the U.S. Preliminary Prospectus included in the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the U.S. Prospectus, as then amended or supplemented, will comply, as of its date, the date that it is filed with the Commission, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); as of the date the U.S. Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the U.S. Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, as supplemented by and when taken together with the Disclosure Package, did not, and as of the time of purchase or the additional time of purchase will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus, the Disclosure Package or any Permitted Free Writing

Prospectus in reliance upon and in conformity with (x) information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through to the Company expressly for use in the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus, the Disclosure Package or any Permitted Free Writing Prospectus (the “Underwriter Information”) or (y) information concerning the Selling Shareholder and furnished in writing by or on behalf of the Selling Shareholder through to the Company expressly for use in the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus, the Disclosure Package or any Permitted Free Writing Prospectus (the “Selling Shareholder Information”), it being understood that the “Selling Shareholder Information” consists solely of the information concerning the Selling Shareholder described under the heading “Principal Shareholders and Selling Shareholder” in each of the U.S. Preliminary Prospectus, the U.S. Prospectus and the Disclosure Package;

(c)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; except as otherwise permitted pursuant to this Agreement, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus; assuming that any Permitted Free Writing Prospectus is accompanied or preceded by the most recent U.S. Preliminary Prospectus that contains a price range or the U.S. Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the U.S. Preliminary Prospectus dated [•], 2017 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164, 405 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act;

(d)                                 the Company is eligible to use the PREP Procedures; a Passport System decision document has been obtained from the Reviewing Authority on behalf of itself and the other Canadian Authorities evidencing that a receipt has been issued in the Qualifying Jurisdictions in respect of each Canadian Preliminary Prospectus and the Canadian Prospectus; the Company has complied with all applicable Canadian Securities Laws required to be complied with by the Company to qualify the distribution of the Shares, through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except the filing of the Supplemented PREP Prospectus; and no proceedings preventing or suspending such distribution of the Shares, to the Company’s knowledge after reasonable investigation, are threatened by any Canadian Authority;

(e)                                  each Canadian Preliminary Prospectus complied, at the time it was filed with the Reviewing Authority, in all material respects with the requirements of Canadian Securities Laws; with the exception of the exclusion of any PREP Information, at no time during the period that begins on the earlier of the date of the Canadian Preliminary Prospectus, dated [•], 2017, and the date such Canadian Preliminary Prospectus was filed with the Reviewing Authority did such Canadian Preliminary Prospectus fail to constitute full, true and plain disclosure of all material facts relating to the Company and the Shares or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Canadian Prospectus, as then amended and supplemented, complied, as of its date, the date that it is filed with the Reviewing Authority, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by Canadian Securities Laws to be delivered in connection with any sale of Shares, in all material respects, with the requirements of Canadian Securities Laws; with the exception of the exclusion of any PREP Information, at no time during the period that begins on the earlier of the date of the Canadian Prospectus and the date the Canadian Prospectus is filed with the Reviewing Authority and ending at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by Canadian Securities Laws to be delivered in connection with any sale of Shares did or will the Canadian Prospectus, as then amended or supplemented, fail to constitute full, true and plain disclosure of all material facts relating to the Company and the Shares or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(e) with respect to any statement contained in any Canadian Preliminary Prospectus or the Canadian Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information;

(f)                                   the Company has not and will not use, authorize, distribute or refer to any offering material in connection with the issuance and sale of the Shares other than the Registration Statement, the Disclosure Package, Preliminary Prospectuses, Prospectuses and Permitted Free Writing Prospectuses;

(g)                                  as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectuses entitled “Capitalization” and “Description of Share Capital”, and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectuses entitled “Capitalization” and “Description of Share Capital”; all of the issued and outstanding shares of capital stock, including the Common Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE and have been conditionally approved for listing on the TSX subject only to compliance with minimum distribution requirements and the Company providing the TSX with the documentation described in the conditional listing approval letter of the TSX;

(h)                                 the Company has been duly incorporated as a public limited liability company (société anonyme) organized under the laws of Luxembourg and is validly existing as a public limited liability company (société anonyme) under the laws of Luxembourg, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectuses, to execute and deliver this Agreement and to issue and deliver the Shares to be sold by the Company hereunder as contemplated herein;

(i)                                     each of the Company and its Subsidiaries (as defined below) is duly qualified to do business and is in good standing (or any equivalent concept, if applicable) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole (the occurrence of any such effect or any such result described in the foregoing clause being herein referred to as a “Material Adverse Effect”);

(j)                                    the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated by this Agreement has been duly and validly taken; assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors’ rights generally from time to time and to general principles of equity);

(k)                                 the Company has no subsidiaries (as defined under the Act) other than those set forth on Schedule C hereto; the Company owns, directly or indirectly, the majority of the issued and outstanding capital stock or other equity interests of each of Votorantim Metais Zinco S.A., Compañía Minera Milpo S.A.A., Votorantim Metais — Cajamarquilla S.A., Milpo Andina Peru S.A.C., Compañía Minera Atacocha S.A.A. and Votorantim GmbH (collectively, the “Subsidiaries”); each Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited liability company or other entity in good standing (or any equivalent concept, if applicable) under the laws of the jurisdiction of its incorporation or formation, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectuses; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or other entity and is in good standing (or any equivalent concept, if applicable) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries held by the Company are owned by the Company subject to no security interest, other encumbrance, lien or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(l)                                     the issuance of Shares by the Company hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, the Shares will be duly and validly issued, fully paid and non-assessable and free of preemptive rights (other than any preemptive rights pursuant to applicable Luxembourg law or pursuant to the Company’s articles of association),  resale rights, rights of first refusal and similar rights; the Shares to be issued by the Company hereunder, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting thereof pursuant to applicable Luxembourg law or the Company’s articles of association or any agreement or other instrument to which the Company is a party; the Shares to be sold by the Selling Shareholder hereunder have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of preemptive rights (other than any preemptive rights pursuant to applicable Luxembourg law or pursuant to the Company’s articles of association), resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Shareholder hereunder are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s articles of association or any agreement or other instrument to which the Company is a party;

(m)                             the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectuses; and the registered form and the terms of the Shares (i) have been approved and adopted by the extraordinary shareholders’ meeting or, as applicable, the board of directors of the Company, (ii) do not conflict with applicable Luxembourg law and (iii) are in accordance with the Company’s articles of association;

(n)                                 there are no statutes, regulations, contracts or other documents that are required to be described or filed as exhibits to the Registration Statement or with the Canadian Authorities in connection with the offering of the Shares that have not been so described or filed or will be filed on or before the closing of the purchase of the Firm Shares, as required; and no material change reports or other documents have been filed on a confidential basis with the Canadian Authorities that remain confidential on the date hereof;

(o)                                 the Company is an “SEC foreign issuer” for the purposes of National Instrument 71-102 — Continuous Disclosure and Other Exemptions Relating to Foreign Issuers;

(p)                                 neither the Company nor any of the Subsidiaries is (A) in breach or violation of its articles of association, charter, bylaws or other constitutive documents, (B) in default in the performance or observance of (nor has any event occurred which, with notice lapse of time or both, would constitute a default in the performance or observance of) any obligation, agreement, contract, silver streaming agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan, credit agreement or other evidence of indebtedness, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any federal, state, provincial, local or foreign law, statute, rule, regulation (including, without limitation, the rules and regulations of the NYSE or the TSX), judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which violation or default, in the case of clauses (B) and (C) herein, individually or in the aggregate with all other violations and defaults referred to in this Section, could reasonably be expected to have a Material Adverse Effect; there exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such entity;

(q)                                 the execution, delivery and performance of this Agreement by the Company, the issue of the Shares to be issued by the Company hereunder and the consummation by the Company of the transactions contemplated hereby will not trigger an event or condition that gives the holder of any note, debenture, or other evidence or indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries, or violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or the lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of the Subsidiaries or an acceleration of any indebtedness of the Company or the Subsidiaries pursuant to, (A) the articles of association, charter, bylaws or other constitutive documents of the Company or any of the Subsidiaries, (B) any of the Agreements and Instruments of the Company and any of the Subsidiaries, (C) any federal, state, provincial, local or foreign law, statute, rule or regulation (including, without limitation, the rules and regulations of the NYSE or the TSX) applicable to the Company or any of the Subsidiaries or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court, arbitrator or governmental agency or authority having jurisdiction over the Company or any of the Subsidiaries or their respective assets or properties, except, in the case of clauses (B), (C) and (D) herein, individually or in the aggregate with all other violations and defaults referred to in this Section, as would not reasonably be expected to have a Material Adverse Effect;

(r)                                    no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

(s)                                   no approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance of the Shares to be issued by the Company hereunder or the consummation by the Company of the transactions contemplated hereby, other than (i) such as have been obtained or made, (ii) registration of the Shares under the Act and qualification of the distribution of the Shares under Canadian Securities Laws, each of which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) under the Conduct Rules of FINRA, (v) in connection with the listing of the Shares on the NYSE and TSX, (vi) the recording of the extraordinary general shareholders’ meeting approving the amended and restated articles of association of the Company, which will be effected at or prior to the time of purchase, and, to the extent applicable, the issuance of Shares and (vii) to the extent applicable, the decision by the board of directors of the Company approving the issuance of Shares within the framework of its authorized capital, which will be effected at or prior to the time of purchase;

(t)                                    except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses or, in the cases of clauses (i) and (ii), for such rights that do not apply to the offering of the Shares and will terminate prior to the sale of the Shares, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Shares or other shares or other equity interests of the Company, (ii) no person has any preemptive rights (other than any preemptive rights pursuant to applicable Luxembourg law or pursuant to the Company’s articles of association), resale rights, rights of first refusal or other rights to purchase from the Company any Common Shares or other shares or other equity interests in the Company or any of its Subsidiaries and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses”, no person has the right, contractual or otherwise, to cause the Company to register under the Act or to qualify under Canadian Securities Laws any Common Shares or shares of any other capital stock of or other equity interests in the Company; no person has the right, contractual or otherwise, to include any such shares or interests in the Registration Statement or the Canadian Prospectus or the offering contemplated thereby;

(u)                                 except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses and to explore and evaluate the mineral properties of the Company and its Subsidiaries; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)                                 except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, there are no actions, suits, claims, inquiries or proceedings or, to the Company’s knowledge after reasonable investigation, investigations, pending or, to the Company’s knowledge after reasonable investigation, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE and the TSX), except for any such action, suit, claim, investigation or proceeding that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w)                               PricewaterhouseCoopers Auditores Independentes, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 is included in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, are independent registered public accountants as required by the Act, the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (“PCAOB”) and satisfy the applicable Canadian auditor independence requirements as required by Canadian Securities Laws;

(x)                                 the financial statements included in the Registration Statement, the Disclosure Package and the Prospectuses, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act, the Exchange Act and Canadian Securities Laws and in conformity with International Financial Reporting Standard, as issued by the International Accounting Standards Board, and audited in accordance with the standards established by the PCAOB, applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the Disclosure Package and the Prospectuses is accurately and fairly presented and with respect to financial data, prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectuses that are not included as required; and the Company and the Subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y)                                 except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(z)                                  subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectuses, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) any change in the capital stock of the Company or any Subsidiary, except for changes in the capital stock of Votorantim Metais Zinco S.A. in connection with the consummation of the transactions described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses under the heading “Related Party Transactions—Certain Transactions with Our Shareholders and Their Affiliates”, (v) any material change in the outstanding indebtedness of the Company or any Subsidiary or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(aa)                          the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A-1 hereto, of each person or entity named in Exhibit A-2 hereto;

(bb)                          the Company is not, and, after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement

(excluding the exhibits thereto), the Disclosure Package and the Prospectuses, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(cc)                            the Company and each of the Subsidiaries has good, valid and marketable title in fee simple (or any equivalent concept, if applicable) to all items of owned real property in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference could reasonably be expected to have a Material Adverse Effect, or (ii) for those liens that are described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses; any real property, personal property and buildings held under lease by the Company and any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(dd)                          the Company and each of the Subsidiaries owns or possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; none of the Company or any of the Subsidiaries have received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect; the use of the Intellectual Property in connection with the business and operations of each of the Company and any of the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect;

(ee)                            except as could not reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after reasonable investigation, threatened against the Company or any of the Subsidiaries before any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge after reasonable investigation, threatened, (B) no strike, labor dispute, slowdown or stoppage exists, is pending or has been threatened in writing against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, in each case to the extent applicable to the Company or the Subsidiaries;

(ff)                              except as could not reasonably be expected to have a Material Adverse Effect: (i) the Company and its consolidated subsidiaries are the sole and exclusive holders of all the rights and shares of the mining rights and, as applicable, exploration authorizations (autorizações de pesquisa) (or any equivalent concepts, if applicable) required to allow the Company and its consolidated subsidiaries to conduct their mining activities (including, without limitation, exploration activities and the extraction and beneficiation of the minerals therein) and business as presently conducted or as proposed to be conducted as described in the Registration Statement (including the appendix to the prospectus therein but excluding the exhibits thereto), the Disclosure Package and the Prospectuses (the “Mining Rights”), which are free from recorded liens or encumbrances, and that they have not entered into any agreement, option or assignment or any other kind of agreement with regard to the ownership or operation of any the Mining Rights; (ii) the Company and its consolidated subsidiaries are the sole and exclusive holders of the surface lands (or have all the required rights to use the surface lands) required to allow the Company and its consolidated subsidiaries to conduct their mining activities and business as presently conducted or as proposed to be conducted as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses (the “Surface Lands”), which are free from recorded liens or encumbrances or other kind of agreement with regard to the ownership of the Surface Lands; (iii) there are no claims from third parties on the Mining Rights or the Surface Lands or, to the Company’s knowledge after reasonable investigation, any claims, oppositions or rights that may be exercised by third parties, which may affect the Mining Rights or the Surface Lands, or the rights of the Company or any of its consolidated subsidiaries over them; (iv) the Mining Rights have been duly and validly staked, located and recorded in accordance with all applicable laws; (v) there are no adverse claims or challenges to or against the ownership of, the title to or the validity of the staking, locating or recording of any of the Mineral Rights or against the validity of any work filed in respect of any of the Mineral Rights, nor is there any basis therefor; and (vi) the Mining Rights and Surface Lands are in good standing and rights of the Company and its consolidated subsidiaries over them are valid and enforceable, all the applicable fees and obligations required to maintain them in good standing have been complied with, and there are no third party rights that would reasonably impair or negatively impact the Company’s or any of its consolidated subsidiaries’ ability to conduct their business as described in the Registration Statement, the Disclosure Package and the Prospectus and, except as described in the Registration Statement (including the appendix to the prospectus therein but excluding the exhibits thereto), the Disclosure Package and the Prospectuses, no material royalty is payable in respect of any Mining Rights;

(gg)                            all technical information set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, has been reviewed by the Company or independent consultants to the Company and all such information has been prepared in accordance with either National Instrument 43-101 — Standards for Disclosure for Mineral Projects (“NI 43-101”) by or under the supervision of a “qualified person” (as defined in NI 43-101) or Industry Guide 7 under the Act, as the case may be; the methods used in estimating the Company’s mineral resources are in accordance with accepted mineral resource estimation practices and the Company believes that the assumptions underlying such resource estimates are reasonable and appropriate; the Company has duly filed with the Canadian Authorities in compliance with applicable Canadian Securities Laws all technical reports required by NI 43-101 and all such reports complied at the time thereof in all material respects with the requirements thereof;

(hh)                          except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, each of the Company and its Subsidiaries (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except, in each case, where the failure to possess any such permit, license or other approval could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company or an any of its Subsidiaries, threatened, proceedings, notices of violation, demands, notices of potential responsibility or liability and suits and, to the Company’s knowledge after reasonable investigation, existing environmental investigations by any governmental authority, which the Company or any of its Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Disclosure Package and the Prospectuses. The Company and each of its Subsidiaries maintain a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws;

(ii)                                  all tax returns required to be filed by the Company and each of the Subsidiaries have been filed in all jurisdictions where such returns are required to be filed; all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles adopted in Luxembourg or those currently payable without penalty or interest, and except where the failure to make or properly complete such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, to the knowledge of the Company after reasonable investigation, there are no material proposed additional tax assessments against the Company or any of the Subsidiaries or their assets or property;

(jj)                                the Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except where such failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(kk)                          except as described in the Registration Statement, the Disclosure Package and the Prospectuses, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements, referred to or described in the Preliminary Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ll)                                  the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(mm)                  the Company has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and under National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and under National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all identified significant deficiencies (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Act), if any, in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) all fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; all identified “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been disclosed to the Company’s independent registered public accountants and all such material weaknesses are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and there is and has been no failure on the part of the Company and the Subsidiaries and, to the Company’s knowledge, the Company’s officers and directors, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(nn)                          each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) and all “forward-looking information” (within the meaning of Canadian Securities Laws) contained in the Registration Statement, the Disclosure Package and the Prospectuses has been made or reaffirmed with a reasonable basis and in good faith and is based on assumptions that are reasonable in the circumstances;

(oo)                          all statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources;

(pp)                          under the current laws and regulations of Luxembourg, all dividends and other distributions declared and payable on the Shares in cash (i) may be freely remitted out of Luxembourg and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Luxembourg and (ii) except as disclosed in the Disclosure Package, all such cash dividends paid by the Company will not be subject to withholding taxes;

(qq)                          no stamp, documentary, issuance, registration, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters or the Company in the United States, Canada or Luxembourg or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares (except for the fixed registration duty of EUR 75 levied on the amendments to the Company’s articles of association following the issuance of Shares in Luxembourg), (iii) the issuance and delivery of the Shares, (iv) the sale of the Shares to the Underwriters or purchasers procured by the Underwriters, or (v) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein, subject in each case to compliance with standard procedures for exemption from such taxes;

(rr)                                the Company was not a passive foreign investment company (as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended) (a “PFIC”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC in the foreseeable future;

(ss)                              the courts of Luxembourg would recognize a final monetary judgment obtained against the Company in the courts of the State of New York, subject to and in accordance with general provisions of Luxembourg procedural law for the enforcement of foreign judgments originating from countries that are not bound by Council Regulation (EU) No 1215/2012 of December 12, 2012 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters or that are not signatories to the Lugano convention on jurisdiction, recognition and the enforcement of judgments in civil and commercial matters dated October 30, 2007;

(tt)                                it is not necessary under the laws of Luxembourg (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Luxembourg, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offer or sale by the Selling

Shareholder of the Shares, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in Luxembourg;

(uu)                          this Agreement is in the proper form under the laws of Luxembourg for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Luxembourg of this Agreement;

(vv)                          neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has, under the laws of Luxembourg, any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The irrevocable and unconditional waiver and agreement of the Company contained in Section 15 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Luxembourg;

(ww)                      the choice of law of the State of New York as the governing law of this Agreement will be recognized in Luxembourg as valid, subject to and in accordance with the rules of the Council Regulation (EC) No. 593/2008 June 17, 2008 on the law applicable to contractual obligations. The Company has the power to submit, and pursuant to Section 15 has, to the extent permitted by law, legally, validly and effectively submitted, to the jurisdiction of the Specified Courts (as defined in Section 15), and has the power to designate, appoint and empower, and pursuant to Section 15, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit, action or proceeding based on or arising under this Agreement in any of the Specified Courts;

(xx)                          the Agreement is in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in the State of New York that this Agreement be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of this Agreement, other than court costs, including (without limitation) filing fees;

(yy)                          none of the Company, any of the Subsidiaries or any director or officer of the Company or any of the Subsidiaries nor, to the knowledge of the Company, any affiliate, joint venture, employee, authorized agent or other person acting on behalf of the Company or any of the Subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken or will make or take any action in furtherance of an offer, payment, promise to pay, authorization or approval of any direct or indirect unlawful payment, giving of money, property, gifts, benefits or anything else of value to any foreign or domestic government or regulatory official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the U.K. Bribery Act 2010, Brazilian Law No. 12,846, dated August 1, 2013, Brazilian Decree No. 8,420, dated March 18, 2015, any applicable Luxembourg anti-money laundering laws (including the law dated November 21, 2004 on the fight against money laundering and terrorism financing, as amended, the law dated October 27, 2010 enhancing the anti-money laundering and counter terrorism financing framework and their pertaining regulations and articles 246 to 249 and article 252 of the Luxembourg Penal Code), Articles 384, 397, 397A, 399 and 400 of the Peruvian Criminal Code or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, each as may be amended, or similar applicable law of any other relevant jurisdiction (together, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, and the Company has conducted its business in compliance with Anti-Corruption Laws to which it may be subject and has instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with Anti-Corruptions Laws and with this representation and warranty; and no part of the proceeds of the offering to the Company will be used, directly or indirectly, in violation of Anti-Corruption Laws;

(zz)                            the operations of the Company and each of the Subsidiaries, and, to the knowledge of the Company, their joint ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (ii) the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and (iii) the money laundering statutes of all jurisdictions applicable to the Company or the Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations, requirements or guidelines applicable to the Company or the Subsidiaries, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body, any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company after reasonable investigation, threatened;

(aaa)                   none of the Company or any of the Subsidiaries or their respective directors or officers, nor, to the knowledge of the Company, any agent, employee, joint venture or affiliate, or persons acting on any of their behalf, (i) is a Restricted

Party (as defined below), or owned (meaning 50% or greater ownership interests) or controlled by or acting on behalf of a Restricted Party; or (ii) will, directly or indirectly, use or permit or authorize any other person to, use, lend, make payments of, contribute, or otherwise make available, all or any part of the proceeds of the offering of the Shares by the Company to the Underwriters hereunder as contemplated herein or other transaction contemplated by this Agreement, to fund any trade, business, or other activity (A) involving or for the benefit of any Restricted Party; (B) in any of the Sanctioned Countries (as defined below); or (C) in any other manner that would (i) fund or facilitate any activities or business of or with any Restricted Party or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions (as defined below), or (ii) result in a violation by any person (including any person involved in the offering of the Shares by the Company to the Underwriters hereunder as contemplated herein, whether as party to this Agreement, an Underwriter, advisor, investor or otherwise) of any Sanctions or becoming a Restricted Party.  For the past five years, the Company and each of the Subsidiaries, and their respective directors and officers, and, to the knowledge of the Company, any of its respective employees or joint ventures, and any persons acting on its behalf, have not engaged in, and are not now engaged in, and will not engage in, any dealings or transactions with any Restricted Parties that at the time of the dealing or transaction is or was a Restricted Party, or in any manner that would result in any party to this Agreement being in breach of any Sanctions or becoming a Restricted Party. For purposes of this Agreement, (i) “Restricted Party” means a person that is (A) listed on, or owned (meaning 50% or greater ownership interest) or otherwise (directly or indirectly) controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List (as defined below); (B) located in, incorporated under the laws of, or owned (meaning 50% or greater ownership interest) or otherwise (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country that is the target of country-wide or territory-wide Sanctions (currently Iran, Crimea, Cuba, Sudan, Syria, and North Korea (collectively, the “Sanctioned Countries”)); or (C) otherwise a subject or target of Sanctions (“Target of Sanctions” signifying a person with whom a U.S. Person or other national over which a Sanctions Authority (as defined below) has jurisdiction would be prohibited or restricted by law from engaging in trade, business, or other activities); (ii) “Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted, or enforced by: (A) the United States government, including but not limited to, any economic sanctions promulgated by any Executive Order issued by the President of the United States, the USA PATRIOT Act of 2001, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, The Iran Freedom and Counter-Proliferation Act of 2012, the Iran Threat Reduction and Syria Human

Rights Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended); (B) Canada, (C) the United Nations; (D) the European Union; (E) the United Kingdom; or (F) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control (“OFAC”), the United States Department of State, Her Majesty’s Treasury (“HMT”), the United Nations Security Council, or other relevant sanctions authority (together, the “Sanctions Authorities”) and (iii) “Sanctions List” means the Annex to Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities;

(bbb)                   except for applicable limitations, if any, under applicable law, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, other than, in each case, for restrictions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ccc)                      the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company, or cause an adjustment to the exercise or conversion price of any securities of the Company;

(ddd)                   the Company has not received any notice from the NYSE regarding the delisting of the Common Shares from the NYSE;

(eee)                      the Company has not received any notice from the TSX regarding the delisting of the Common Shares from the TSX;

(fff)                         except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectuses; and

(ggg)                      neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Company makes no statement as to the activities of the Underwriters).

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                                      Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)                                 the Selling Shareholder has been duly incorporated as a corporation organized under the laws of Brazil and is validly existing as a corporation (sociedade por ações) under the laws of Brazil, with all requisite corporate power and authority to execute and deliver this Agreement and the Lock-Up Agreement (together, the “Transaction Documents”) to which it is a party, to perform its obligations hereunder and thereunder and to sell and deliver the Shares to be sold by the Selling Shareholder to the Underwriters hereunder as contemplated herein;

(b)                                 all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken; assuming due authorization, execution and delivery thereof by the other parties hereto and thereto, each of the Transaction Documents to which it is a party constitute a valid and binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors’ rights generally from time to time and to general principles of equity);

(c)                                  neither the execution, delivery and performance of this Agreement nor the sale by the Selling Shareholder of the Shares to be sold by the Selling Shareholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby will, with respect to the Selling Shareholder, result (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of (or, with notice or lapse of time or both, would be in default under) any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan, credit agreement or other evidence of indebtedness, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Selling Shareholder is a party or by which it is bound or to which any of its assets or properties is subject, or (C) in violation of any federal, state, provincial, local or foreign law, statute, rule, regulation (including, without limitation, the rules and regulations of the NYSE or the TSX), judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which violation or default, in the case of clauses (B) and (C) herein, individually or in the aggregate with all other violations and defaults referred to in this Section, could reasonably be expected to prevent or materially interfere with consummation of the transactions contemplated hereby;

(d)                                 no approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the sale of the Shares to be sold by the Selling Shareholder pursuant to this Agreement or the consummation by the Selling Shareholder of the transactions contemplated hereby, other than (i) such as have been obtained or made, (ii) registration of the Shares under the Act and qualification of the distribution of the Shares under Canadian Securities Laws, each of which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) under the Conduct Rules of FINRA and (v) in connection with the listing of the Shares on the NYSE and TSX;

(e)                                  the Selling Shareholder has, and at the time of purchase and at each additional time of purchase, if any, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares;

(f)                                   upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case in the Company’s shareholders’ register in accordance with its articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(g)                                  there are no actions, suits, claims, inquiries or proceedings or, to the Selling Shareholder’s knowledge after reasonable investigation, investigations, pending or, to the Selling Shareholder’s knowledge after reasonable investigation, threatened to which the Selling Shareholder is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE and the TSX), except any such action, suit, claim, investigation or proceeding that would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Shareholder to perform its obligations under the Transaction Documents which it is a party;

(h)                                 the Selling Shareholder has not and, to the Selling Shareholder’s knowledge, none of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Selling Shareholder makes no statement as to the activities of the Underwriters);

(i)                                     the Selling Shareholder has not sold or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act;

(j)                                    the Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 3 are not true and correct and is familiar with the Registration Statement, the Disclosure Package and the Prospectuses. The sale of the Shares by the Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or the Subsidiaries that is not set forth in the Disclosure Package;

(k)                                 the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;  as of the date the U.S. Prospectus is filed with the Commission, the time of purchase, and any additional time of purchase, if any, the U.S.

Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, as supplemented by and when taken together with the Disclosure Package, did not, and as of the time of purchase or the additional time of purchase will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 4(k) are limited to statements or omissions made in reliance upon the Selling Shareholder Information;”

(l)                                     except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses or, in the cases of clauses (i) and (ii), for such rights that do not apply to the offering of the Shares and will terminate prior to the sale of the Shares, (i) no person has the right, contractual or otherwise, to cause the Selling Shareholder to sell to it any Common Shares or other shares or other equity interests of the Company owned by the Selling Shareholder, (ii) no person has any preemptive rights (other than any preemptive rights pursuant to applicable Luxembourg law or pursuant to the Company’s articles of association), resale rights, rights of first refusal or other rights to purchase from the Selling Shareholder any Common Shares or shares of any other capital stock of or other equity interests in the Company owned by the Selling Shareholder and (iii) no person, other than the Underwriters and their respective affiliates, has the right to act as an underwriter or as a financial advisor to the Selling Shareholder in connection with the offer and sale of the Shares owned by the Selling Shareholder; no person has the right, contractual or otherwise, to cause the Selling Shareholder to register under the Act or to qualify under Canadian Securities Laws any Common Shares or shares of any other capital stock of or other equity interests in the Company owned by the Selling Shareholder;

(m)                             the Transaction Documents to which the Selling Shareholder is a party are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Selling Shareholder, and to ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents to which the Selling Shareholder is a party in Brazil, it is not necessary for the Transaction Documents to which the Selling Shareholder is a party, to be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of Transaction Documents to which the Selling Shareholder is a party, or any other document, other than court costs (including, without limitation, filing fees), except that, for the purpose of enforcing and admitting into evidence before the public agencies and courts in Brazil any of the Transaction Documents to which the Selling Shareholder is a party that were executed outside Brazil: (i)(a) the signatures of the parties executing the Transaction Documents outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a

Brazilian Consulate; (b) the Transaction Documents shall have been translated into Portuguese by a sworn translator; and (c) the Transaction Documents shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (ii) if the state in which the Transaction Documents were executed is party to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents, (a) an authority designated by the state in which the Transaction Documents were executed shall have issued an Apostille and (b) the Apostille and the Transaction Documents shall have been translated into the Portuguese language by a sworn translator;

(n)                                 the Transaction Documents to which the Selling Shareholder is a party are in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Selling Shareholder, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents to which the Selling Shareholder is a party in the State of New York that the Transaction Documents to which the Selling Shareholder is a party be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of the Transaction Documents to which the Selling Shareholder is a party, other than court costs, including (without limitation) filing fees;

(o)                                 none of the Selling Shareholder or any of its directors or officers, nor, to the knowledge of the Selling Shareholder, any employee of the Selling Shareholder (i) is a Restricted Party, or is owned (meaning 50% or greater ownership interests) or controlled by or acting on behalf of a Restricted Party; or (ii) will, directly or indirectly, use or permit or authorize any other person to, use, lend, make payments of, contribute, or otherwise make available, all or any part of the proceeds of the offering of the Shares by the Selling Shareholder to the Underwriters hereunder as contemplated herein or other transaction contemplated by this Agreement, to fund any trade, business, or other activity (A) involving or for the benefit of any Restricted Party; (B) in any of the Sanctioned Countries; or (C) in any other manner that would (i) fund or facilitate any activities or business of or with any Restricted Party or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) result in a violation by any person (including any person involved in the offering of the Shares by the Selling Shareholder to the Underwriters hereunder as contemplated herein, whether as party to this Agreement, an Underwriter, advisor, investor or otherwise) of any Sanctions or becoming a Restricted Party.  For the past five years, the Selling Shareholder has not engaged in, and is not now engaged in, and will not engage in, any dealings or transactions with any Restricted Parties that at the time of the dealing or transaction is or was a Restricted Party, or in any manner that would result in any party to this Agreement being in breach of any Sanctions or becoming a Restricted Party;

(p)                                 none of the Selling Shareholder, any of its directors or officers nor, to the knowledge of the Selling Shareholder, any employee or authorized agent or other person acting on behalf of the Selling Shareholder, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken or will make or take any action in furtherance of an offer, payment, promise to pay, authorization or approval of any direct or indirect unlawful payment, giving of money, property, gifts, benefits or anything else of value to any foreign or domestic government or regulatory official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; (iii) violated or is in violation of any provision of Anti-Corruption Laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, and the Selling Shareholder has conducted its business in compliance with Anti-Corruption Laws to which it may be subject and has instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with Anti-Corruptions Laws and with this representation and warranty; and no part of the proceeds of the offering to the Selling Shareholder will be used, directly or indirectly, in violation of Anti-Corruption Laws;

(q)                                 the operations of the Selling Shareholder are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (ii) the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and (iii) the Anti-Money Laundering Laws; and no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder after due investigation, threatened;

(r)                                    the Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise;

(s)                                   the Selling Shareholder has not and will not use, authorize, distribute or refer to any offering material in connection with the sale of the Shares other than the Registration Statement, the Disclosure Package, Preliminary Prospectuses, Prospectuses and Permitted Free Writing Prospectuses;

(t)                                    no Stamp Taxes are payable by or on behalf of the Underwriters or the Selling Shareholder in the United States, Canada, Brazil or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares hereunder, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein, subject in each case to compliance with standard procedures for exemption from such taxes;

(u)                                 the choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil, so long as such law is not against Brazilian national sovereignty, public policy or good morals;

(v)                                 except pursuant to this Agreement, the Selling Shareholder has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectuses; and

(w)                               the Selling Shareholder has the power to submit, and pursuant to Section 15 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts, and has the power to designate, appoint and empower, and pursuant to Section 15, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit, action or proceeding based on or arising under this Agreement in any of the Specified Courts.

5.                                      Certain Covenants of the Company. The Company hereby agrees:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to subject itself to taxation in any foreign jurisdiction or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offer and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the U.S. Prospectus (or of the U.S. Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration

Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense (provided, however, after nine months from the effective date of the Registration Statement, any such preparing, filing and furnishing will be at the expense of the Underwriters), promptly upon request such amendment or amendments to the Registration Statement and the U.S. Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  to make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Canadian Prospectus (or the Canadian Prospectus as amended or supplemented, if applicable) as the Underwriters may reasonably request;

(d)                                 if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold or an amendment or supplement to the Canadian Prospectus to be filed with the Reviewing Authority before the Shares may be sold, the Company will use its commercially reasonable efforts to cause such post-effective amendment, such Registration Statement or such amended or supplemented Canadian Prospectus to be filed and become effective or be receipted, as applicable, and will pay any applicable fees in accordance with the Act and Canadian Securities Laws, as soon as possible; and the Company will advise you promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement or such amended or supplemented Canadian Prospectus has become effective or been receipted, (ii) if Rule 430A under the Act is used, when the U.S. Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules), and (iii) when the Canadian Supplemented PREP Prospectus is filed with the Canadian Authorities (which the Company agrees to file not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement);

(e)                                  to advise you promptly, confirming such advice in writing, of any request by the Commission or any Canadian Authority for amendments or supplements to the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus, any Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the distribution of the Shares and, if the Commission or any Canadian Authority should enter a stop order suspending the effectiveness of the Registration Statement or preventing or suspending the distribution of the Shares, as applicable, to use commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus or any Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f)                                   for a period of two years, the Company will furnish to the Representatives, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automated quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);

(g)                                  to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act or Canadian Securities Laws to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could reasonably require the making of any change in the Prospectuses then being used so that the Prospectuses would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or so that the Canadian Prospectus would include full, true and plain disclosure of all material facts relating to the Company and the Shares, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectuses to cause the Prospectuses to comply with the requirements of the Act or applicable Canadian Securities Laws, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectuses as may be necessary to reflect any such change or to effect such compliance;

(h)                                 to make generally available (within the meaning of Rule 158(b) under the Act) to its security holders, and, if not available on EDGAR, to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission under the Act, including Rule 158 thereunder) covering a period of twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement as soon as is reasonably practicable after the end of such twelve-month period;

(i)                                     to furnish to you a reasonable number of signed copies of the Registration Statement, the Exchange Act Registration Statement, each Canadian Preliminary Prospectus and the Canadian Prospectus, in each case as initially filed and each amendment thereto (including all exhibits thereto), and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)                                    to furnish to you, upon request, as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries that have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 8(k) hereof; provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k)                                 to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectuses and to file such reports with the Commission and Canadian Authorities with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act or applicable Canadian Securities Laws;

(l)                                     whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and Stamp Taxes incurred by the Company or the Selling Shareholder in connection with the performance of the Company’s and the Selling Shareholder’s obligations hereunder, including without limitation (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, each Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and the TSX and any registration thereof under the Exchange Act, (iv) the fees and disbursements, and any Stamp Tax thereon, of the Company’s counsel and independent accountants and counsel for the Selling Shareholder, (v) the fees and disbursements of any transfer agent or registrar for the Shares, (vi) all expenses in connection with the transaction contemplated by this Agreement, including the preparation of the Transaction Documents, and any presentations or meetings (including any “road show”) in connection with the marketing of the offer and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred in connection therewith, (vii) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (viii) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto and (ix) the performance of the Company’s and the Selling Shareholder’s other obligations hereunder, in each case to the extent incurred by the Company or the Selling Shareholder;

(m)                             in connection with the offering of the Shares, to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n)                                 beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the U.S. Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Shares or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act or file a prospectus under Canadian Securities Laws, in each case relating to the offer and sale of any Common Shares or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) grants, issuances or exercises under any employee benefit plans that are described in the Disclosure Package and the Prospectuses, or (C) the issuance of Common Shares or securities exchangeable for, exercisable for or convertible into Common Shares in connection with the acquisition of, or a joint venture with, another company, provided that the exception in this sub-section (C) is (i) limited to 10.00 per cent. of the total outstanding share capital of the Company at the time of such issuance (when aggregated with any other prior issuances in reliance on this sub-section (C)) and (ii) subject to the condition that the person(s) to whom such securities are issued contractually agree(s) to be subject to the provisions of this clause for the remainder of the Lock-Up Period;

(o)                                 if the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least four (4) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver, provided that the provisions of this Section 5(o) will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in the lock-up letter to the extent and for the duration that such terms remain in effect at the time of the transfer;

(p)                                 prior to the time of purchase or any additional time of purchase, as the case may be, except as required by law, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent (such consent not to be unreasonably withheld);

(q)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectuses or Permitted Free Writing Prospectuses, if any;

(r)                                    not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or that will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Company makes no agreement as to the activities of the Underwriters);

(s)                                   to use its commercially reasonable efforts to cause the Shares to be listed on the NYSE and on the TSX; and

(t)                                    to maintain a U.S. and Canadian transfer agent and, if necessary under Luxembourg law, a registrar for the Common Shares.

6.                                      Covenants of the Sellers.  Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a)                                 each Seller will deliver to the Representatives, prior to or on the date of the closing of the purchase of the Firm Shares, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form;

(b)                                 the Selling Shareholder will not, and cause their respective subsidiaries (as defined under the Act) not to, take, directly or indirectly, any action designed, or that will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Shares (it being understood that the Selling Shareholder makes no agreement as to the activities of the Underwriters); and

(c)                                  the Selling Shareholder will deliver to the Representatives, prior to or at the time of purchase, a Lock-Up Agreement, in the form set forth as Exhibit A-1 hereto.

7.                                      Taxes. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a)                                 all sums payable by a Seller to an Underwriter under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes, duties or governmental charges whatsoever imposed or levied by Luxembourg, Brazil or Peru (each a “Taxing Jurisdiction”), unless the deduction or withholding is required by law, in which case the relevant Seller shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made; provided that no such additional amounts shall be payable: (i) with respect to taxes imposed by reason of the Underwriter having any present or former connection with a Taxing Jurisdiction other than their participation as Underwriter hereunder; or (ii) to the extent that such taxes would not have been imposed but for the failure of such Underwriter to use reasonable efforts to comply with a written notice requesting any certification, identification or other information concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Underwriter that it is legally able to provide, if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes;

(b)                                 all sums payable by a Seller under this Agreement shall be considered exclusive of any value added or similar taxes. Where a Seller is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, all sums payable by a Seller under this Agreement shall be paid free and clear of value added or similar taxes, and  the amount received by the Underwriter will equal the amount that would have been received if no value added or similar taxes had been payable; and

(c)                                  the Company shall pay, and shall indemnify and hold the Underwriters harmless against, any Stamp Taxes in the United States, Canada or Luxembourg payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, or (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein. The Underwriters will use commercially reasonable efforts to cooperate with the Company to reduce or eliminate any such Stamp Tax.

8.                                      Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Sellers on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Sellers of their respective obligations hereunder and to the following additional conditions precedent:

(a)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Representatives, in the forms agreed upon.

(b)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Stikeman Elliot LLP, Canadian counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Representative, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(c)                                  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(d)                                 You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of McCarthy Tétrault LLP, special Canadian counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)                                  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Clifford Chance, Luxembourg counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(f)                                   You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance letter of Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(g)                                  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Azevedo Sette Advogados, Brazilian counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(h)                                 You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance letter of Rodrigo, Elias & Medrano Abogados, Peruvian counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(i)                                     You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Osterling Abogados, Peruvian counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(j)                                    You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Selling Shareholder, dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(k)                                 You shall have received from PricewaterhouseCoopers Auditores Independentes comfort letters dated, respectively, the date of this Agreement, the date of the Prospectuses, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Representative) in the forms reasonably satisfactory to the Representatives, which letters shall cover certain financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any; provided that the letter delivered shall use a “cut-off date” not earlier than three business days before the date of the letter.

(l)                                     No Prospectus or amendment or supplement to the Registration Statement or any Prospectus shall have been filed to which you shall have objected in writing.

(m)                             The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act). The Canadian Supplemented PREP Prospectus shall have been filed with the Canadian Authorities in accordance with the PREP Procedures not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement.

(n)                                 Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act and no order or action that would have the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Authority and no proceeding for that purpose has been initiated or, to the Company’s knowledge after reasonable investigation, threatened by any Canadian Authority; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the U.S. Prospectus and any amendment or supplement thereto shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Canadian Prospectus, together with any amendment or supplement thereto, shall each contain full, true and plain disclosure of all material facts relating to the Company and the Shares; and (v) none of the Permitted Free Writing Prospectuses, if any, when taken together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Permitted Free Writing Prospectus, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(o)                                 The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(p)                                 The Selling Shareholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you an officer’s certificate, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(q)                                 The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Corporate Secretary or General Counsel, dated the time of purchase or the additional time of purchase, as the case may be, in the form agreed upon.

(r)                                    The Selling Shareholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Corporate Secretary or General Counsel, dated the time of purchase or the additional time of purchase, as the case may be, in the form agreed upon.

(s)                                   You shall have received each of the signed Lock-Up Agreements referred to in Section 3(aa) hereof, which shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(t)                                    The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(u)                                 The Shares shall have been approved for listing, subject only to notice of issuance and evidence of satisfactory distribution, on the NYSE and shall have been conditionally approved for listing on the TSX, subject only to compliance with minimum distribution requirements and the Company providing the TSX with the documentation described in the conditional listing approval letter of the TSX.

(v)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

9.                                      Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectuses (exclusive in each case of any amendment or supplement thereto), there has been any change, change in facts, new facts or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectuses (exclusive in each case of any amendment or supplement thereto) or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the TSX; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE or the TSX; (C) a general moratorium on commercial banking activities declared by either U.S. federal, Canadian federal or provincial, or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or a declaration by the United States or Canada of a national emergency or war; or (E) any other calamity or crisis or any change in regulatory, legal, financial, political or economic conditions in the United States, Canada, Brazil or Peru, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectuses (exclusive in each case of any amendment or supplement thereto) or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made, in each case by any “nationally recognized statistical rating organization,” as that term is used in relation to Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, of any intended or potential downgrading in the rating accorded any securities of or guaranteed by the Company or any Subsidiary.

If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company, the Selling Shareholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or the Selling Shareholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Shareholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 5(l) and Section 11 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Shareholder under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform their respective obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.                               Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, each of the Company and the Selling Shareholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the Prospectuses and any other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Shareholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                               Indemnity and Contribution.

(a)                                 The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or any amendment or supplement thereto, any Covered Free Writing Prospectuses or any amendment or supplement thereto, or the Prospectuses or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Underwriter Information; provided that (i) the Selling Shareholder’s aggregate liability under this Section 11(a) shall be limited to the amount equal to the proceeds from the offering received by the Selling Shareholder pursuant to this Agreement (after deducting the underwriting discounts and commissions but before deducting any expenses or taxes), and (ii) no indemnified party shall be entitled to seek indemnification under this paragraph from the Selling Shareholder unless both of the following conditions are met: (A) the indemnified party shall first have sought indemnity from the

Company in writing and (B) if, following the expiration of a 90 day period after having received written notification from the indemnified party, the Company breaches its indemnification obligations under this Section 11(a). Notwithstanding the foregoing, an indemnified party shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent registered public accountant, or announced that there is considerable doubt that it will be able to continue as a going concern.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or any amendment or supplement thereto, any Covered Free Writing Prospectuses or any amendment or supplement thereto or the Prospectuses or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Underwriter Information.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or Section 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 11 except to the extent that it has been materially prejudicial (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability it may have to the indemnified party other than under the preceding paragraphs of this Section 11. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives on behalf of the several Underwriters.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding in form and substance reasonably satisfactory to such indemnified party and (ii) does not include a statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 11(a) or Section 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.                               Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan Securities LLC (fax no.: +1 212 622-8358), 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; Nesbitt Burns Inc., 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1H3, Attention: Equity Syndicate and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 (fax no.: +1 212 325-4296), Attention: IBCM-Legal; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Avenida Engenheiro Luís Carlos Berrini, 105, São Paulo, SP, Brazil, Attention: Mario Antonio Bertoncini, Email: mario.bertoncini@vmetais.com.br; and if to the Selling Shareholder, shall be sufficient in all respects if delivered or sent to Votorantim S.A. at Rua Amauri, 255. São Paulo, SP, Brazil, Attention: Leonardo Contrucci, Email: leonardo.contrucci@votorantim.com.

13.                               Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. As used herein, any reference to:

(a)                                 the “subscription”, “issuance”, “sale”, “resale”, “offering”, “purchase” or “allotment” of Shares shall mean the subscription, issuance, sale, resale, offering, purchase or allotment of the beneficial interest in such Shares;

(b)                                 the “purchase” of the Firm Shares by the Underwriters from the Company shall mean the subscription by the Underwriters for such Firm Shares issued by the Company; and

(c)                                  the “sale” of Firm Shares by the Company to the Underwriters shall mean the issuance by the Company of such Firm Shares to the Underwriters.

14.                               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of any party hereunder with respect to any sum due from it to any other party hereunder or any person controlling such other party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such other party or controlling person of such other party of any sum in such other currency, and only to the extent that such other party or controlling person of such other party may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due hereunder to such other party or controlling person of such other party, the obligated party agrees as a separate obligation and notwithstanding any such judgment, to indemnify such other party or controlling person of such other party against such loss. If the United States dollars so purchased are greater than the sum originally due hereunder to such other party or controlling person of such other party, such other party or controlling person of such other party agrees to pay to the obligated party an amount equal to the excess of the United States dollars so purchased over the sum originally due hereunder to such other party or controlling person of such other party.

15.                               Submission to Jurisdiction; Appointment of Agents for Service.

(a)                                 The Company submits and contractually agrees with the Underwriters not to revoke, and the Selling Shareholder irrevocably submits, to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectuses, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a Specified Court and any claim that any such Related Proceeding brought in such a Specified Court has been brought in an inconvenient forum. To the extent that the Company and the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c)                                  The Selling Shareholder hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholder’s agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16.                               Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Sellers and to the extent provided in Section 11 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Any affiliate of any Underwriter that is duly qualified and authorized to sell the Shares in a Qualifying Jurisdiction pursuant to the Canadian Prospectus and offers and sells the Shares in any of the Qualifying Jurisdictions or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties of the Company contained in Section 3, the representations and warranties of the Selling Shareholder contained in Section 4, the covenants of the Company contained in Section 5, the covenants of the Sellers contained in Section 6, the indemnification and contribution obligations of the Sellers contained in Section 11 and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.                               Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.                               No Fiduciary Relationship. The Sellers hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Sellers further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Sellers, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Sellers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Sellers hereby confirm their understanding and agreement to that effect. The Sellers and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Sellers regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Sellers. The Sellers and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Sellers and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Sellers with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Sellers on other matters). The Sellers hereby waive and release, to the fullest extent permitted by law, any claims that the Sellers may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Sellers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19.                               Interest in TMX Group Limited. Scotia Capital Inc. or an affiliate thereof, confirms and acknowledges that it owns or controls an equity interest in TMX Group Limited (“TMX Group”) and/or has a nominee director serving on the TMX Group’s board of directors.  As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange.  No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of Scotia Capital Inc. supplying or continuing to supply a product or service.

20.                               Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

21.                               Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Sellers and their successors and assigns and any successor or assign of any substantial portion of the Sellers’ and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of this Page is Intentionally Left Blank. Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the several Selling Shareholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholder and the Underwriters, severally.

Very truly yours,

NEXA RESOURCES S.A.

By:
Name:
Title:

VOTORANTIM S.A.,
as Selling Shareholder

By:
Name:
Title:

Accepted and agreed to as of the date first above written,
on behalf of themselves and the other several
Underwriters named in Schedule A

BMO NESBITT BURNS INC.
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

By: BMO NESBITT BURNS INC.

By:
Name:
Title:

By: CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By: J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

By: MORGAN STANLEY & CO. LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
BMO Nesbitt Burns Inc.	[•]
Credit Suisse Securities (USA) LLC	[•]
J.P. Morgan Securities LLC	[•]
Morgan Stanley & Co. LLC	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]
Citigroup Global Markets Inc.	[•]
Scotia Capital (USA) Inc.	[•]
Banco Bradesco BBI S.A.	[•]
Credicorp Capital Sociedad Agente de Bolsa S.A.	[•]
ABN AMRO Securities (USA) LLC	[•]
Banco do Brasil Securities LLC	[•]
Macquarie Capital Markets Canada Ltd.	[•]
MUFG Securities Americas Inc.	[•]
National Bank of Canada Financial Inc.	[•]
RBC Capital Markets, LLC	[•]
Total	[•]

SCHEDULE B

Pricing Terms included in Disclosure Package:
Number of Firm Shares: [•]
Number of Additional Shares: [•]
Public Offering Price per Share: [•]

Permitted Free Writing Prospectuses:
[•]

SCHEDULE C

Name of Subsidiary	Percentage Ownership (ownership by Nexa Resources S.A. is indirect, unless otherwise stated)
Capim Branco Energia	11.19%
Consórcio UHE Igarapava	21.20%
Compañía Minera Atacocha S.A.A.	72.94%
Compañía Minera Milpo S.A.A.	80.16%
Compañía Minera Shalipayco S.A.C.	60.12%
Cia Magistral S.A.C.	80.16%
Cia Minera Doña Isabel Ltda.	79.35%
Cia Minera Gaico S.A.	74.87%
Inversiones Garza Azul S.A.C.	80.16%
Incpac Holding Limited	80.16%
L.D.Q.S.P.E. Empreendimentos e Participações Ltda.	88.55%
L.D.R.S.P.E. Empreendimentos e Participações Ltda.	88.55%
L.D.O.S.P.E. Empreendimentos e Participações Ltda.	88.55%
Milpo Andina Peru S.A.C.	80.16%
Milpo UK Limited	80.16%
Minera Bongará S.A.	48.90%
Mineria Cerro Colorado S.A.C.	80.16%
Minera Chambará S.A.C.	12.02%
Minera Pampa de Cobre S.A.C.	80.16%
Mineração Dardanelos Ltda.	61.34%
Mineração Santa Maria Ltda.	88.55%
Otavi Mining Investments (Pty)	88.56%
Otjitombo Mining Proprietary Ltd.	88.56%
Rayrock Antofagasta S.A.C.	80.16%
SMRL Ltda. Pepita 1	46.09%
SMRL CMA nº 54	76.55%
Votorantim Andina S.A.	87.38%
Votorantim Investimento Latino Americano S.A.	87.38%
Votorantim GMBH	100% (direct ownership)
Votorantim Metais - Cajamarquilla S.A.	99.91% (direct ownership)
Votorantim Metais Zinco S.A.	100% (direct ownership)
Votorantim Metals Canada Inc.	100.0%
Votorantim Metals Namibia Ltd.	100.0%
Votorantim US. Inc.	100.0%

EXHIBIT A-1

Lock-Up Agreement

   , 2017

BMO Nesbitt Burns Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC
                as Representatives of the several Underwriters (as defined in the Underwriting Agreement referred to below)

c/o BMO Nesbitt Burns Inc.
1 First Canadian Place
100 King Street West
Toronto, Ontario M5X 1H36

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Nexa Resources S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg having its registered office at 26-28, Rue Edward Steichen, L - 2540 Luxembourg and registered with the Luxembourg register of trade and companies (Registre de Commerce et des Sociétés) under number B185489 (the “Company”), Votorantim S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil, and you, as Representative (the “Representative”) of the underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common shares, par value US$1.00 per share, of the Company (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final U.S. Prospectus (as defined in the Underwriting Agreement) relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly any Common Shares or file, participate in the filing of, or consent to the filing of, a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) or a prospectus with Canadian regulatory authorities in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Shares or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing sentence shall not apply to:

(a)                                 the registration of the offer and sale of the Common Shares as contemplated by the Underwriting Agreement and the sale of the Firm Shares or the Additional Shares by the Selling Shareholder to the Underwriters (each as defined in the Underwriting Agreement) in the Offering;

(b)                                 bona fide gifts, provided (1) the recipient thereof agrees in writing with the Representatives on behalf of the Underwriters to be bound by the terms of this Lock-Up Agreement and (2) no filing by any party under the Exchange Act is required or shall be voluntarily made as a result of such bona fide gift (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

(c)                                  dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Representatives on behalf of the Underwriters to be bound by the terms of this Lock-Up Agreement and (2) no filing by any party under the Exchange Act is required or shall be voluntarily made as a result of such disposition (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period); for purposes of this clause (c), “immediate family” shall mean the undersigned and the spouse or domestic partner, any lineal descendent, father, mother, brother or sister of the undersigned;

(d)                                 if the undersigned is a corporation, limited liability company or partnership, transfers to a wholly-owned subsidiary (as defined under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or to the direct or indirect stockholders, members or partners or other affiliates of the undersigned, provided that (1) such transfer does not involve a disposition for value, (2) the transferee agrees in writing with the Representatives on behalf of the Underwriters to be bound by the terms of this Lock-Up Agreement and (3) no filing by any party under the Exchange Act is required or shall be voluntarily made as a result of such transfer (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

(e)                                  transfers that occur by the operation of law, pursuant to the rules of intestate succession, provided that the transferee agrees in writing with the Representatives on behalf of the Underwriters to be bound by the terms of this Lock-Up Agreement;

(f)                                   the disposition of Common Shares acquired in open-market transactions after the Offering, provided that no filing by any party under the Exchange Act is required or shall be voluntarily made in connection with such disposition (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

(g)                                  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (1) such plan does not permit the transfer or other disposition of Common Shares during the Lock-Up Period, (2) any filings required to be made under the Securities Act or the Exchange Act in relation to such plan indicate that such plan does not permit the transfer or other disposition of Common Shares during the Lock-Up Period, and (3) no filing under the Securities Act or the Exchange Act shall be made voluntarily by any party in connection with such plan; or

(h)                                 the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares and approved by the board of directors involving a Change of Control (as defined below), provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Shares shall remain subject to the terms hereof.

As used above, “Change of Control” means any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company (or the surviving entity).

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least four (4) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement or prospectus relating to the Offering or qualification of a distribution of Common Shares under Canadian Securities Laws (as defined in the Underwriting Agreement). The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration or prospectus qualification of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

The undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or that has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

*              *              *

If (i) the Company or Votorantim S.A. notifies you in writing that they do not intend to proceed with the Offering prior to the date of the Underwriting Agreement, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) or the Underwriting Agreement shall not have been entered into by [•], this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: [Name of Selling Shareholder]

EXHIBIT A-2

Locked-Up Parties

Votorantim S.A.
Rapa Nui S.à.r.l.
River Valley S.à.r.l.
Maribus International Ltd
Marylion Enterprises Corp.
Greathights Ventures Corp.
Luís Ermírio de Moraes
Cláudio Ermirio de Moraes
João Henrique Batista de Souza Schmidt
Eduardo Borges de Andrade Filho
Diego Cristóbal Hernandez Cabrera
Jean Simon
Robert Davies
Ivo Ucovich
Agustín de Aliaga Fernandini
Tito Botelho Martins Junior
Mario Antonio Bertoncini
Mauro Davi Boletta
Leonardo Nunes Coelho
Valdecir Aparecido Botassini
Jones Aparecido Belther
Felipe Guardiano
Arlene Heiderich Domingues
Ricardo Moraes Galvão Porto

EXHIBIT B

Form of Press Release

Nexa Resources S.A.

Nexa Resources S.A. (the “Company”) announced today that BMO Nesbitt Burns Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as lead book-running managers in the Company’s recent public sale of [•] shares of Common Stock, is waiving a lock-up restriction with respect to [•] shares of the Common Stock of the Company held by [certain] [an] officer[s] [or] director[s] of the Company. The waiver will take effect on [•], and such shares of Common Stock of the Company may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

OFFICERS’ CERTIFICATE OF THE COMPANY

[•], 2017

Each of the undersigned, [Insert name], [Insert title] of Nexa Resources S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) having its registered office at 26-28, Rue Edward Steichen, L - 2540 Luxembourg and registered with the Luxembourg register of trade and companies (Registre de Commerce et des Sociétés) under number B185489 (the “Company”), and [Insert name], [Insert title] of the Company, on behalf of the Company, does hereby certify pursuant to Section 8(o) of that certain Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) among the Company, Votorantim S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil and, on behalf of the several Underwriters named therein, BMO Nesbitt Burns Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, that as of the date hereof:

1.                                      He has reviewed the Registration Statement, each Preliminary Prospectus, each Prospectus and each Permitted Free Writing Prospectus.

2.                                      The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.                                      The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.                                      [Any CFO Certificate points to be included if necessary based on auditor circle up and backup process]

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Name: [•]
Title: [•]

Name: [•]
Title: [•]

EXHIBIT D

OFFICERS’ CERTIFICATE OF SELLING SHAREHOLDER

[•], 2017

The undersigned, [Insert name], [Insert title] of Votorantim S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil  (the “Selling Shareholder”), does hereby certify pursuant to Section 8(p) of that certain Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) among the Company, the Selling Shareholder and, on behalf of the several Underwriters named therein, BMO Nesbitt Burns Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, that as of the date hereof:

5.                                      He has reviewed the Registration Statement, each Preliminary Prospectus, each Prospectus and each Permitted Free Writing Prospectus.

6.                                      The representations and warranties of the Selling Shareholder as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

7.                                      The Selling Shareholder has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Name: [•]
Title: [•]

Name: [•]
Title: [•]